ACKNOWLEDGMENT OF REPLACEMENT SPECIAL SERVICER

March 13, 2025

To the Persons on the Attached Schedule A

Re:
Benchmark 2021-B23 Mortgage Trust, solely with respect to the 360 Spear Loan Combination

Ladies and Gentlemen:

Reference is made to (i) that certain Pooling and Servicing Agreement (the “PSA”), dated as of February 1, 2021, originally by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, KeyBank National Association (“KeyBank”) and Situs Holdings, LLC, each as a Special Servicer, Park Bridge Lender Services LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, regarding the Benchmark 2021-B23 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2021-B23, solely with respect to the 360 Spear Loan Combination, and (ii) the Co-Lender Agreement, dated as of February 18, 2021 between DBR Investments Co. Limited as the Initial Note A-1 Holder, the Initial Note A-2 Holder, the Initial Note A-3 Holder and the Initial Note B Holder (the “360 Spear Co-Lender Agreement”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to such terms in the PSA or the 360 Spear Co-Lender Agreement, as applicable. Pursuant to Section 6.08(a) of the PSA, BEF Fund, LP, in its capacity as Directing Holder, has removed KeyBank and has appointed the undersigned Torchlight Loan Services, LLC to serve as successor Special Servicer under the PSA solely with respect to the 360 Spear Loan Combination.

In accordance with 3.21, 6.08(a) and 7.2 of the PSA, the undersigned hereby agrees that, effective as of the date of this Acknowledgment of Replacement Special Servicer (this “Acknowledgment”), the undersigned shall serve as Special Servicer under the PSA solely with respect to the 360 Spear Loan Combination. The undersigned hereby agrees to assume the due and punctual performance and observance of each covenant and condition to be performed or observed by the Special Servicer under the PSA solely with respect to the 360 Spear Loan Combination from and after the date hereof. The undersigned further acknowledges and agrees that it is and shall be a party to the PSA and bound thereby to the full extent indicated in the PSA in the capacity of Special Servicer solely with respect to the 360 Spear Loan Combination from and after the date of this Acknowledgment. The undersigned represents that it (i) is not a Borrower Affiliate, (ii) satisfies all of the eligibility requirements applicable to special servicers contained in the PSA, including but not limited to the requirements set forth in Section 6.08(c), and (iii) satisfies all related qualifications set forth in the 360 Spear Co-Lender Agreement. The undersigned hereby, as of the date of this Acknowledgment, makes the representations and warranties set forth in Section 2.06(a) of the PSA mutatis mutandis, and all references to “Agreement” in Section 2.06(a) of the PSA include this Acknowledgment in addition to the PSA, with the following exception:

(i)
it is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of Delaware.

The following is the notice information for Torchlight Loan Services, LLC as Special Servicer under the PSA:

Torchlight Loan Services, LLC

90 Park Avenue, 20th Floor

New York, New York 10016

Attention: William A. Clarkson

E-mail: wclarkson@torchlight.com

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TORCHLIGHT LOAN SERVICES, LLC

By: /s/ Gianluca Montalti

Name: Gianluca Montalti

Title: Authorized Signatory

By: /s/ William A. Clarkson

Name: William A. Clarkson

Title: Authorized Signatory

Acknowledgement of Replacement Special Servicer – BMARK 2021-B23 (360 Spear Loan Combination)

SCHEDULE A

CERTIFICATE ADMINISTRATOR:

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Global Transaction Services –

                 Benchmark 2021-B23

Email: ratingagencynotice@citi.com

DEPOSITOR:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Email: richard.simpson@citi.com

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Email: ryan.m.oconnor@citi.com

TRUSTEE: Wilmington Trust, National Association 1100 North Market Street Wilmington, Delaware 19890 Attention: CMBS Trustee – Benchmark 2021-B23 Email: cmbstrustee@wilmingtontrust.com